                                                  Issuer Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                      Registration Statement Nos. 333-132370 and
                                                                    333-13270-01
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EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS

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      corporate and
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      Opportunity First

OFFERING SUMMARY
(Related to the Pricing Supplement, No. 2006-MTNDD020
Dated June 26, 2006)

CITIGROUP FUNDING INC.
Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.
Medium-Term Notes, Series D



                                                   STOCK MARKET UPTURN NOTES(SM)

                                                                  Based upon the
                                               DOW JONES EURO STOXX 50 INDEX(SM)
                                                                        Due 2007

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (File No. 333-132370) and the other documents Citigroup Funding and Citigroup have filed with the SEC for more complete information about Citigroup Funding, Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus by calling toll-free 1-877-858-5407.

Investment Products     Not FDIC Insured     May Lose Value    No Bank Guarantee

June 26, 2006
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2

STOCK MARKET
UPTURN NOTES(SM)
BASED UPON THE DOW JONES
EURO STOXX 50 INDEX(R)
DUE 2007

This offering summary represents a summary of the terms and conditions of the Stock Market Upturn Notes. We encourage you to read the pricing supplement and accompanying prospectus supplement and prospectus related to this offering.

Overview of the Stock Market Upturn Notes(sm)
The Stock Market Upturn Notes(sm) Based Upon the Dow Jones EURO STOXX 50 Index(sm) due 2007 ("the Notes") are equity-linked securities issued by Citigroup Funding Inc. that have a maturity of approximately 15 months. Some key characteristics of the Notes include:

- Leveraged upside participation. The Notes are equity-linked investments that offer investors leveraged participation in the upside growth potential of the Dow Jones EURO STOXX 50 Index(sm) (the "EURO STOXX 50 Index") up to a maximum total return of 7.50%. Thus, if the performance of the EURO STOXX 50 Index is positive -- if the Ending Value of the Dow Jones EURO STOXX 50 Index is greater than its Starting Value -- then you will participate in such positive return at a rate of 300% up to the maximum total return. If the performance of the EURO STOXX 50 Index is negative, you will participate fully in such decline but not on a leveraged basis.

- No principal protection. The Notes are not principal protected. If the performance of the EURO STOXX 50 Index is negative, you will participate fully in such decline and the value of the Notes at maturity will be less than the amount of your initial investment and could be zero.

- No periodic income payments. The Notes do not offer current income, which means that you will not receive any periodic interest or other payments on the notes prior to maturity. You will also not receive any dividend payments or other distributions, if any, on the stocks comprising the EURO STOXX 50 Index. Instead, the return on the Notes, which is based on the performance of the EURO STOXX 50 Index and could be positive, negative or zero, is paid at maturity.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               3

The Notes are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent company. The Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup. The return of the principal amount of your investment in the Notes is not guaranteed. Capitalized terms used in this summary are defined in "Preliminary Terms" on the following page.

Types of Investors
The notes may be an appropriate investment for the following types of investors:

- Investors possessing a moderate growth view on the EURO STOXX 50 Index who are looking for leveraged upside exposure to such index, subject to a maximum total return, and who can withstand the risk of losing the principal amount of their investment.

- Investors who seek to add an equity index-linked investment to further diversify their portfolio.

- Current or prospective holders of exchange-traded funds benchmarked to the EURO STOXX 50 Index.
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STOCK MARKET UPTURN NOTES(SM)
4

Final Terms


  Issuer:                       Citigroup Funding Inc.
  -----------------------------------------------------------------------------------------
  Security:                     Stock Market Upturn Notes(sm) Based Upon the Dow Jones Euro
                                Stoxx 50 Index(SM)
  -----------------------------------------------------------------------------------------
  Guarantee:                    Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent
                                company; however, because the Notes are not principal
                                protected, you may receive a payment at maturity with a
                                value less than the amount you initially invest
  -----------------------------------------------------------------------------------------
  Rating of the Issuer's        Aa1/AA- (Moody's/S&P) based upon the Citigroup guarantee of
  Obligations:                  any payments due on the Notes
  -----------------------------------------------------------------------------------------
  Principal Protection:         None
  -----------------------------------------------------------------------------------------
  Pricing Date:                 June 26, 2006
  -----------------------------------------------------------------------------------------
  Issue Date:                   June 29, 2006
  -----------------------------------------------------------------------------------------
  Valuation Date:               October 3, 2007
  -----------------------------------------------------------------------------------------
  Maturity Date:                October 9, 2007
  -----------------------------------------------------------------------------------------
  Underlying Index:             Dow Jones Euro Stoxx 50 Index(sm)
  -----------------------------------------------------------------------------------------
  Issue Price:                  $10.00 per Note
  -----------------------------------------------------------------------------------------
  Coupon:                       None
  -----------------------------------------------------------------------------------------
  Payment at Maturity:          For each $10 Note, $10 plus an Index Return Amount, which
                                may be positive, zero or negative
  -----------------------------------------------------------------------------------------
  Index Return Amount:           (1)   If the Index Return is positive, $10 * Index Return
                                       * Upside Participation Rate
                                (2)   If the Index Return is zero, $0
                                (3)   If the Index Return is negative, $10 * Index Return
  -----------------------------------------------------------------------------------------
  Index Return:                Will equal the following fraction, expressed as a
                                percentage:
                                Ending Value - Starting Value
                                Starting Value
                                provided that the Index Return cannot be greater than a
                                maximum level which is expected to be 7.50%
  -----------------------------------------------------------------------------------------
  Starting Value:               3,534.84
  -----------------------------------------------------------------------------------------
  Ending Value:                 The closing value of the Underlying Index on the Valuation
                                Date
  -----------------------------------------------------------------------------------------
  Upside Participation Rate:    300%
  -----------------------------------------------------------------------------------------
  Listing:                      The Notes have been approved for listing on the American
                                Stock Exchange under the symbol "SEM"
  -----------------------------------------------------------------------------------------
  Calculation Agent:            Citigroup Global Markets Inc.
  -----------------------------------------------------------------------------------------
  Agent's Discount:             2.0%
  -----------------------------------------------------------------------------------------

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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               5

Benefits of the Notes
- Leveraged Growth Potential. The Index Return Amount payable at maturity is based on the Ending Value of the Underlying Index on the Valuation Date and on the Upside Participation Rate, enabling you to participate in approximately three times the appreciation, if any, on the Underlying Index subject to a maximum total return of 7.50% over the term of the Notes.

- Diversification. The Notes may provide a degree of diversification within the large capitalization portion of an investor's portfolio through exposure to the Underlying Index.

Key Risk Factors for the Notes
An investment in the Notes involves significant risks. While some of these risks are summarized below, please review the "Risk Factors Relating to the Notes" section of the pricing supplement related to this offering for a full description of risks.

- Potential for Loss. The maturity payment on the Notes will depend on the value of the Underlying Index on the Valuation Date. If the value of the Underlying Index on the Valuation Date is below the Starting Value, the maturity payment you receive will be less than the amount of your initial investment in the Notes and could be zero, even if the value of the Underlying Index exceeded the Starting Value at one or more times over the term of the Notes.

- Appreciation May Be Limited. The maximum return on the Notes will be capped at 7.50% even though you will be subject to the full risk of a decline in the value of the Underlying Index. If the Ending Value of the Underlying Index exceeds the Starting Value by an amount greater than the potential maximum return on the Notes, the Notes will provide less opportunity for appreciation than an investment in a similar security that is directly linked to the appreciation of the Underlying Index and is not subject to a maximum return or an investment in the stocks comprising the Underlying Index. (See the examples under "Hypothetical Maturity Payments" below).

- No Periodic Payments. You will not receive any periodic payments of interest or any other periodic payments on the Notes. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks comprising the Underlying Index.

- Potential for a Lower Comparable Yield. The Notes do not pay any periodic interest. As a result, if the Ending Value of the Underlying Index does not increase sufficiently from its Starting Value, taking into account the Upside Participation Rate, the effective yield on the Notes will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

- Secondary Market May Not Be Liquid. The Notes have been approved for listing on the American Stock Exchange, subject to official notice of issuance. However, any secondary market that develops may not be liquid and may not continue for the term of the Notes. Although Citigroup Global Markets intends to make a market in the Notes, it is not obligated to do so.

- Resale Value of the Notes May be Lower Than Your Initial Investment. Due to, among other things, changes in the prices of and dividend yields on the stocks comprising the Underlying Index, interest rates, the earnings performance of the issuers of the stocks
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6

      comprising the Underlying Index, other economic conditions and Citigroup Funding and Citigroup's perceived creditworthiness, the Notes may trade at prices below their initial issue price of $10 per Note. You could receive substantially less than the amount of your initial investment if you sell your Notes prior to maturity.

- Fees and Conflicts. Citigroup Global Markets and its affiliates involved in this offering are expected to receive compensation for activities and services provided in connection with the Notes. Further, Citigroup Funding expects to hedge its obligations under the Notes through the trading of the stocks comprising the Underlying Index or other instruments, such as options, swaps or futures, based upon the Underlying Index by one or more of its affiliates. Each of Citigroup Funding's or its affiliates' hedging activities and Citigroup Global Markets' role as the Calculation Agent for the Notes may result in a conflict of interest.

- Citigroup Credit Risk. The Notes are subject to the credit risk of Citigroup, Citigroup Funding's parent company and the guarantor of any payments due on the Notes.

Certain U.S. Federal Income Tax Considerations
The following summarizes certain federal income tax considerations for U.S. investors that are initial holders of the Notes and that hold the Notes as capital assets.

For U.S. federal income tax purposes, the Notes generally should be treated as a cash-settled capped variable forward contract on the value of the Underlying Index at maturity, under which an amount equal to the purchase price of the Notes is treated as a non-interest-bearing cash deposit to be applied at maturity in full satisfaction of the holder's payment obligation under the forward contract. Thus a holder's tax basis in the Notes generally should equal the holder's cost for the Notes, and gain or loss realized upon a sale or maturity of the Notes should be long-term capital gain or loss if the Notes have been held for more than one year at the time of disposition.

No statutory, judicial or administrative authority directly addresses the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. Accordingly, a prospective investor (including a tax-exempt investor) in the Notes should consult his or her tax advisor in determining the tax consequences of an investment in the Notes, including the application of State, Local or other tax laws and the possible effects of changes in Federal or other tax laws.

In the case of a holder of a Note that is not a U.S. person the payments made with respect to the Notes will not be subject to U.S. withholding tax, provided that the holder complies with applicable certification requirements (including in general the furnishing of an IRS form W-8 or substitute form). Any capital gain realized upon the sale or other disposition of the Notes should not be subject to U.S. federal income tax if:

     1. such gain is not effectively connected with a U.S. trade or business of such holder, and

     2. in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

You should refer to the pricing supplement related to this offering for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               7

The Dow Jones Euro STOXX 50 Index(sm)
Unless otherwise stated, we have derived all information regarding the Underlying Index, including its composition, method of calculation and changes in components, from STOXX, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, STOXX. STOXX is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Underlying Index at any time. None of Citigroup Global Markets, Citigroup Funding, Citigroup or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the Underlying Index.

General. STOXX, a joint venture between Deutsche Borse AG, Dow Jones & Company and the SWX Group, publishes the Underlying Index, a free-float capitalization-weighted index designed to provide a blue chip representation of 50 market section leaders in the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain). Publication of the Underlying Index began on February 26, 1998, based on an initial value of 1000 on December 31, 1991. The value of the Underlying Index is published in both Euros and U.S. Dollars. The Notes will be based on the value of the Underlying Index as calculated and published in Euros.

According to STOXX, as of March 31, 2006, the market capitalization of the 50 companies included in the Underlying Index ranged from a high of E126.41 billion to a low of E10.09 billion. The ten companies with the highest weighting in the Underlying Index represented 37.24% of the index, while the ten companies with the smallest weighting represented 8.87% of the index. The seven countries that are represented in the index account for the following approximate percentages:
(1) France, 34.5%; (2) Germany, 23.7%; (3) Spain, 13.2%; (4) The Netherlands,
12.6%; (5) Italy, 11.5%; (6) Finland, 3.6%; and (7) Ireland, 0.8%. The companies that are included in the Underlying Index are representative of the broad market in the EMU and of a wide array of European industries including the following: automobile; food and beverage; banking; industrial; chemical; insurance conglomerates; media; construction; technology; energy; telecommunications; financial services and utility.
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The following graph illustrates the historical performance of the Underlying
Index based on the closing values thereof at the end of each month from January 1987 through May 2006. Past movements of the Underlying Index are not necessarily indicative of future Underlying Index values.

                        (Monthly Closing Values Graphic)

The closing value of the Underlying Index on June 26, 2006 was 3,534.84. Monthly historical closing values for the Underlying Index and additional information on the Underlying Index, including its makeup, method of calculation and changes in its components, are included in the pricing supplement related to this offering under "Description of the Dow Jones EURO STOXX 50 Index."

License Agreement. STOXX, Dow Jones and Citigroup Global Markets have entered into a nonexclusive license agreement providing for the license to Citigroup Global Markets in exchange for a fee, of the right to use indices owned and published by STOXX and Dow Jones in connection with certain securities, including the Notes. The license agreement provides that the following language must be stated in this offering summary.

"STOXX and Dow Jones have no relationship to Citigroup Global Markets, other than the licensing of the use of the Dow Jones EURO STOXX 50 Index and the related trademarks as the case may be for use in connection with the calculation of the Notes.

STOXX and Dow Jones do not: sponsor, endorse, sell or promote the Notes; make investment recommendations that any person invest in the Notes or any other securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes; have any responsibility or liability for the administration, management or marketing of the Notes; or consider the Notes or the owner of the Notes in determining, composing or calculating the Dow Jones EURO STOXX 50 Index or have any obligation to do so.

NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50 INDEX OR ANY DATA INCLUDED THEREIN AND NEITHER STOXX NOR DOW JONES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR
INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS
OR IMPLIED, AS TO RESULTS TO BE OBTAINED
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               9

BY CITIGROUP GLOBAL MARKETS HOLDINGS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DOW JONES NOR STOXX MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR STOXX HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES."

The license agreement is solely for the benefit of Citigroup Global Markets and its affiliates, Dow Jones and STOXX and not for the benefit of the owners of the Notes or any other third parties.

All disclosures contained in this offering summary regarding the Dow Jones EURO STOXX 50, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by STOXX and Dow Jones. None of Citigroup, Citigroup Global Markets, Citigroup Funding or the trustee assumes any responsibility for the accuracy or completeness of such information.
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Hypothetical Maturity Payments
The examples below show hypothetical maturity payments on the Notes for a range of Ending Values of the Dow Jones EURO STOXX 50 Index. The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values of the Dow Jones EURO STOXX 50 Index on the amount payable on the Notes at maturity. All of the hypothetical examples are based on the following assumptions:

-  Issue Price: $10.00 per Note    -  Upside Participation Rate: 300%
-  Maximum Index Return: 8.25%     -  Annualized dividend yield of the Underlying Index: 3.13%
-  Starting Value: 3,635           -  Maturity: 15 months

The following examples are for purposes of illustration only. The actual Index Return Amount will depend on the actual Starting Value (3,534.84), Ending Value, maximum Index Return (7.50%) and Upside Participation Rate (300%).

                                         Total Return
                                            on the            Total Return        Index Return       Maturity Payment
  Ending Value      Index Return      Underlying Index*       on the Notes           Amount              per Note
-----------------------------------------------------------------------------------------------------------------------
0                     -100.00%              -96.07%              -100.00%            -$10.00                $0.00
-----------------------------------------------------------------------------------------------------------------------
1818                   -50.00%              -46.07%               -50.00%             -$5.00                $5.00
-----------------------------------------------------------------------------------------------------------------------
2726                   -25.00%              -21.07%               -25.00%             -$2.50                $7.50
-----------------------------------------------------------------------------------------------------------------------
2817                   -22.50%              -18.57%               -22.50%             -$2.25                $7.75
-----------------------------------------------------------------------------------------------------------------------
2908                   -20.00%              -16.07%               -20.00%             -$2.00                $8.00
-----------------------------------------------------------------------------------------------------------------------
2999                   -17.50%              -13.57%               -17.50%             -$1.75                $8.25
-----------------------------------------------------------------------------------------------------------------------
3090                   -15.00%              -11.07%               -15.00%             -$1.50                $8.50
-----------------------------------------------------------------------------------------------------------------------
3181                   -12.50%               -8.57%               -12.50%             -$1.25                $8.75
-----------------------------------------------------------------------------------------------------------------------
3272                   -10.00%               -6.07%               -10.00%             -$1.00                $9.00
-----------------------------------------------------------------------------------------------------------------------
3362                    -7.50%               -3.57%                -7.50%             -$0.75                $9.25
-----------------------------------------------------------------------------------------------------------------------
3453                    -5.00%               -1.07%                -5.00%             -$0.50                $9.50
-----------------------------------------------------------------------------------------------------------------------
3544                    -2.50%                1.43%                -2.50%             -$0.25                $9.75
-----------------------------------------------------------------------------------------------------------------------
3635                     0.00%                3.93%                 0.00%              $0.00               $10.00
-----------------------------------------------------------------------------------------------------------------------
3726                     2.50%                6.43%                 7.50%              $0.75               $10.75
-----------------------------------------------------------------------------------------------------------------------
3817                     5.00%                8.93%                15.00%              $1.50               $11.50
-----------------------------------------------------------------------------------------------------------------------
3908                     7.50%               11.43%                22.50%              $2.25               $12.25
-----------------------------------------------------------------------------------------------------------------------
3999                    10.00%               13.93%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4089                    12.50%               16.43%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4180                    15.00%               18.93%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4271                    17.50%               21.43%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4362                    20.00%               23.93%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4453                    22.50%               26.43%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4544                    25.00%               28.93%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4635                    27.50%               31.43%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4726                    30.00%               33.93%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4816                    32.50%               36.43%                24.75%              $2.48               $12.48
-----------------------------------------------------------------------------------------------------------------------
4907                    35.00%               38.93%                24.75%              $2.48               $12.48

* Assumes dividend yield on the Underlying Index is compounded annually and is not re-invested.
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                              11

ERISA and IRA Purchase Considerations
Employee benefit plans that are subject to ERISA, entities the assets of which are deemed to constitute assets of such plans, and government or other plans subject to laws substantially similar to ERISA are NOT permitted to purchase the Notes.

Individual retirement accounts, individual retirement annuities and Keogh Plans will be permitted to purchase or hold the Notes as long as (1) no Citigroup Global Markets affiliate or employee manages the account or provides advice to the account that serves as a primary basis for the account's decision to purchase or hold the Notes, (2) if the account is owned by a Citigroup Global Markets employee, the employee does not receive any compensation as an employee (such as, for example, an addition to bonus) based on the purchase of Notes by his/her account and (3) any SEP, Simple or Keogh Plans that purchase Notes cover only owners and not employees.

Additional Considerations
If no closing value of the Underlying Index is available on the Valuation Date, the Calculation Agent may determine the Ending Value in accordance with the procedures set forth in the pricing supplement related to this offering. In addition, if the Underlying Index is discontinued, the Calculation Agent may determine the Ending Value by reference to a successor index or, if no successor index is available, in accordance with the procedures last used to calculate the Underlying Index prior to any such discontinuance. You should refer to the sections "Description of the Notes--Index Return Amount" and "--Discontinuance of the Dow Jones EURO STOXX 50 Index" in the pricing supplement related to this offering for more information.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers.

Client accounts over which Citigroup or its affiliates have investment discretion are NOT permitted to purchase the Notes, either directly or indirectly.

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                            www.des.citigroupcib.com

"Dow Jones" is a service mark of Dow Jones & Company ("Dow Jones"). "STOXX," "EURO STOXX," and "EURO STOXX 50" are the service marks of STOXX Limited ("STOXX"). These service marks have been licensed for use for certain purposes by Citigroup Funding Inc. The notes are not issued, sponsored, endorsed, sold or promoted by either Dow Jones or STOXX. Neither Dow Jones nor STOXX make any warranties and bears no liability with respect to the notes.

Stock Market Upturn Notes(SM) is a service mark of Citigroup Global Markets Inc.

(C) 2006 Citigroup Global Markets Inc. Member SIPC. CITIGROUP and the Umbrella Device are trademarks and service marks of Citigroup Inc. and its affiliates and are used and registered throughout the world.